UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): January 5, 2021 (January 5, 2021)
Humana Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-05975	61-0647538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Main Street, Louisville, Kentucky 40202
(Address of Principal Executive Offices, and Zip Code)

(502) 580-1000
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01 Regulation FD Disclosure.

Members of Humana Inc.’s (the “Company”) senior management team are scheduled to meet with investors and analysts at industry conferences between January 5, 2021 and January 11, 2021.  The date and time of these presentations to investors are available via the Investor Relations calendar of events on Humana’s web site at www.humana.com, and the Company’s presentations during the conferences are expected to be webcast.

During the conferences, the Company intends to address its prospects and performance and intends to reaffirm its guidance range of $24.70 to $24.95 in diluted earnings per common share (“EPS”), or a range of $18.50 to $18.75 in adjusted earnings per common share (“Adjusted EPS”), in each case for the year ending December 31, 2020 (“FY 2020”). FY 2020 EPS guidance reflects fourth quarter 2020 losses of approximately $2.55 EPS, or approximately $2.40 in Adjusted EPS. This guidance is consistent with the guidance issued in Humana’s press release dated November 3, 2020 and reaffirmed on December 1, 2020.

The Company has included Adjusted EPS in this current report, a financial measure that is not in accordance with Generally Accepted Accounting Principles (“GAAP”). Management believes that this measure, when presented in conjunction with the comparable measure of GAAP EPS, is useful to both management and its investors in analyzing the Company’s ongoing business and operating performance. Consequently, management uses Adjusted EPS as an indicator of the Company’s business performance, as well as for operational planning and decision making purposes. Adjusted EPS should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS follows:

Diluted earnings per common share	FY 2020 Guidance	4Q 2020 Guidance
GAAP	$24.70 - $24.95	($2.55)
Amortization of identifiable intangibles	~0.51	~0.15
Put/call valuation adjustments associated with the Company’s non-consolidating minority interest investments	0.37	-
Change in fair market value of publicly-traded equity securities	(3.73)	-
Receipt of commercial risk corridor receivables previously written off, net	(3.35)	-
Adjusted (non-GAAP) – FY 2020 and 4Q 2020 projected	$18.50 to $18.75	($2.40)

The Company plans to host a conference call and announce its financial results for the fourth quarter and year ended December 31, 2020, as well as provide detailed financial guidance for the year ended December 31, 2021, on Wednesday, February 3, 2021.

Cautionary Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

Dated:    January 5, 2021